Exhibit B-96



                               CERTIFICATE OF AMENDMENT

                                          OF

                             CERTIFICATE OF INCORPORATION

                                          OF

                            COLOMBIAN INSTALLATIONS, INC.


               COLOMBIAN INSTALLATIONS, INC., a corporation organized and existing under and by virtue of the general corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

               FIRST:    The Sole Director of said corporation duly adopted
          a resolution setting forth and declaring advisable that Article First of the Certificate of Incorporation be amended to read as follows:

                    "FIRST:   The name of the corporation (hereinafter
          called the :Corporation")     shall be GPU Power Philippines,
          Inc."

               SECOND:   Written consent to the foregoing amendment has
          been given by the holder of all the outstanding stock entitled to vote thereon in accordance with the provision of Section 228 of the General Corporation Law of the State of Delaware; and such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                    IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Richard J. Guy, its Vice President, on the 26th of August, 1996.

                                        COLOMBIAN INSTALLATIONS, INC.


                                        By:
                                             Name: Richard J. Guy
                                             Title: Vice President


          ATTEST:

          By:
               Name: John A. McTear
               Title: Vice President





                            COLOMBIAN INSTALLATIONS, INC.

                                       CONSENT



               The undersigned, being the holder of record of all of the outstanding capital stock of COLOMBIAN INSTALLATIONS, INC., hereby consents to the adoption of the following resolution pursuant to Section 228 of the Delaware General Corporation Law:


                    RESOLVED, That the proposed amendment to the certificate ofincorporation of the Corporation which changes the name of the Corporation to GPU Power Philippines, Inc., is hereby approved.




                                        GPU POWER, INC.



                                        By:
                                             Bruce L. Levy, President



          Dated: August 26, 1996